INLAND REAL ESTATE CORPORATION
AMENDED AND RESTATED BYLAWS

ARTICLE I
OFFICES AND FISCAL YEAR
Section 1.    REGISTERED OFFICE/AGENT. Inland Real Estate Corporation (the “Company”) shall continuously maintain in the State of Maryland, the Company’s state of incorporation, a registered office and a registered agent. The Company reserves the power to change its registered agent and registered office at any time.
Section 2.    OTHER OFFICES. The Company may have additional offices, including its principal executive offices, within or without the State of Maryland at such places as the Board of Directors of the Company (the “Board”) may from time to time determine or as the business of the Company may require.
Section 3.    FISCAL AND TAXABLE YEARS. The fiscal and taxable years of the Company shall begin on January 1 and end on December 31.
Article II
STOCKHOLDERS
Section 1.    ANNUAL MEETING. An annual meeting of the stockholders of the Company (“Stockholders”) shall be held on the date and at the time and place set by the Board, for the purpose of electing directors of the Company (“Directors”) and for the transaction of such other business as may properly come before the meeting.
Section 2.    SPECIAL MEETINGS.
(a)    General. Special meetings of the Stockholders may be called by the chairman of the Board, chief executive officer, president, a majority of the Directors or a majority of the Independent Directors (as defined in Article III, Section 2). Except as provided in subsection (b)(4) of this Section 2, a special meeting of Stockholders shall be held on the date and at the time and place set by the chairman of the board, chief executive officer, president, a majority of the Directors or a majority of the Independent Directors, whoever has called the meeting. Subject to subsection (b) of this Section 2, a special meeting of Stockholders shall also be called by the secretary of the Company to act on any matter that may properly be considered at a meeting of Stockholders upon written request of Stockholders holding in the aggregate not less than 10% of the outstanding shares of the capital stock of the Company (“Shares”) entitled to vote at such meeting.
(b)    Stockholder-Requested Special Meetings. (1) Any Stockholder of record seeking to have Stockholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board to fix a record date to determine the Stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more Stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such Stockholder (or such agent) and shall set forth all information relating to each such Stockholder, each individual whom the Stockholder proposes to nominate for election or reelection as a Director and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of Directors or the election of each such individual, as applicable, in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board. If the Board, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the secretary.
(2)    In order for any Stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of Stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by Stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than 10% of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) bear the date of signature of each such Stockholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Company’s books, of each Stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all Shares which are owned (beneficially or of record) by each such Stockholder and (iii) the nominee holder for, and number of, Shares owned beneficially but not of record by such Stockholder, (d) be sent to the secretary by registered mail, return receipt requested, and (e) be received by the secretary within 60 days after the Request Record Date. Any requesting Stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.
(3)    The secretary shall inform the requesting Stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Company’s proxy materials). The secretary shall not be required to call a special meeting upon Stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 2(b), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.
(4)    In the case of any special meeting called by the secretary upon the request of Stockholders (a “Stockholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Company. In fixing a date for a Stockholder-Requested Meeting, the Board may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting Stockholders fail to comply with the provisions of paragraph (3) of this Section 2(b).
(5)    If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that Stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting Stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting Stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Company’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.
(6)    The chairman of the board, chief executive officer, president or Board may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Company for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the secretary until the earlier of (i) five Business Days after actual receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Company that the valid requests received by the secretary represent, as of the Request Record Date, Stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Company or any Stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(7)    For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of [Illinois] are authorized or obligated by law or executive order to close.
Section 3.    PLACE OF MEETINGS. Each annual meeting of the Stockholders shall be held at the principal executive offices of the Company unless the Board shall by resolution designate another place for such meeting. Special meetings of Stockholders may be held at such place, within or without the State of Maryland, and at such time as shall be determined pursuant to Section 2 of this Article II, as stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 4.    NOTICE OF MEETINGS. Not less than ten (10) nor more than ninety (90) days before an annual or special meeting of Stockholders, the secretary shall give to each Stockholder entitled to vote at such meeting and each other Stockholder entitled to notice of the meeting, a written or printed notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice may be given by mail by presenting it to a Stockholder personally, by leaving it at such Stockholder’s residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at his or her address as it appears on the records of the Company. If transmitted electronically, such notice shall be deemed to be given when transmitted to the Stockholder by an electronic transmission to any address or number of the Stockholder at which the Stockholder receives electronic transmissions. The Company may give a single notice to all Stockholders who share an address, which single notice shall be effective as to any Stockholder at such address, unless such Stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more Stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting. No notice need be given to any person with whom communication is unlawful, nor shall there be any duty to apply for any permit or license to give notice to any such person.
Subject to Section 14(a) of this Article II, any business of the Company may be transacted at an annual meeting of Stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of Stockholders except as specifically designated in the notice. The Company may postpone or cancel a meeting of Stockholders by making a public announcement (as defined in Section 14(d)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.
Section 5.    WAIVER OF NOTICE. Anything herein to the contrary notwithstanding, with respect to any meeting of Stockholders, any Stockholder who in person or by proxy shall have waived in writing notice of the meeting, either before or after such meeting, or who shall attend the meeting in person or by proxy, shall be deemed to have waived notice of such meeting unless such Stockholder attends for the express purpose of objecting, at the beginning of the meeting, and does so object to the transaction of any business because the meeting is not lawfully called or convened.
Section 6.    QUORUM; MANNER OF ACTING AND ORDER OF BUSINESS. Subject to any other provision of these Bylaws, the charter of the Company, as supplemented, amended or restated from time to time (the “Amended Articles”), and the Maryland General Corporation Law (“Maryland Law”) as to the vote that is required for a specified action, the presence in person or by proxy of the holders of a majority of the outstanding Shares entitled to vote at any meeting of Stockholders shall constitute a quorum for the transaction of business. Except as otherwise provided in this Section, a nominee for Director shall be elected by a majority of the votes cast in person or by proxy at any meeting that includes the election of Directors at which a quorum is present. Notwithstanding the foregoing, a nominee for Director shall be elected by a plurality of the votes cast in person or by proxy if the number of nominees exceeds the number of Directors to be elected because the secretary of the Company received proper notice that a Stockholder nominated a person for election to the Board in accordance with the advance notice requirements contained in Article II, Section 14 of these Bylaws, and that nomination has not been withdrawn by the Stockholder on or before the close of business on the tenth day preceding the date the Company first mails its meeting notice to Stockholders. For purposes of the foregoing, if plurality voting is applicable to the election of Directors at any meeting, the nominees who receive the highest number of votes cast “for,” without regard to votes cast “against” or “withheld,” shall be elected as Directors up to the total number of Directors to be elected at that meeting. On any matter other than the election of Directors, the affirmative vote of a majority of the votes cast by Stockholders entitled to vote and present in person or represented by proxy at a meeting at which a quorum is present, shall decide the matter and be binding on all Stockholders, unless the vote of a different number or voting by classes is required by Maryland Law or the Amended Articles or these Bylaws, in which case the vote required by Maryland Law, the Amended Articles or elsewhere in these Bylaws shall govern and control the decision of such matter. For purposes of this Section 6, the number of votes “for” a matter, including an election of Directors, will constitute a majority of the votes cast if the number of votes “for” constitutes a majority of the sum of (i) the number of votes cast “for” and (ii) the number of votes cast “against” or affirmatively marked “withhold” as to that matter. Broker non-votes and abstentions will not count as a vote cast with respect to a matter. The Stockholders present at a duly called or held meeting at which a quorum has been established may continue to do business until adjournment, notwithstanding the withdrawal from the meeting of enough Stockholders to leave fewer than would be required to establish a quorum.
In the absence of a quorum, the chairman of the meeting may adjourn the meeting sine die or from time to time, may adjourn the meeting to another time and place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present. No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than 120 days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 4 of this Article II.
The Stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Stockholders to leave fewer than would be required to establish a quorum.
Meetings of the Stockholders shall be presided over by the chairman of the Board, or in his or her absence by the chief executive officer, or in his or her absence by the president, or in his or her absence by the highest ranking vice president present (in order of seniority), in his or her absence the secretary, or in the absence of the foregoing persons by a chairman designated by the Board, or in the absence of such designation, by a chairman chosen at the meeting. The secretary of the Company shall act as secretary of the meeting, but if the secretary presides over the meeting or in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business and all other matters of procedure at all meetings of the Stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the Stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to Stockholders of record of the Company, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to Stockholders of record of the Company entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any Stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 7.    VOTING; PROXIES.
(a)    Except as provided in paragraph (b) of this Section 7 or the Amended Articles, each Stockholder of record on the record date, as determined pursuant to Section 8 of this Article II of these Bylaws, shall be entitled to one vote for every Share registered in his or her name. All elections of Directors shall be by written ballot or electronic or telephonic proxies. A holder of record of shares of stock of the Company may cast votes in person or by proxy executed by the Stockholder or by the Stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Company before or at the meeting. No proxy shall be valid after 11 months from its date of execution, unless the proxy provides for a longer period.
(b)    Notwithstanding any other provision in these Bylaws, Subtitle 7 of Title 3 of Maryland Law (or any successor statute) shall not apply to any acquisition of Shares by any person. This Section 7(b) may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.
Section 8.    FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Company may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Shares or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be (i) more than ninety (90) nor less than ten (10) days before the date of such meeting nor (ii) more than ninety (90) days prior to any other action. Except as provided in Section 2(b)(4) of this Article II, if no record date is fixed: (a) the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be the later of (i) the close of business on the day on which notice is given or (ii) the thirtieth day before the day on which the meeting is held; and (b) the record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting shall be determined as set forth herein; provided, however, that the Board may fix a new record date for any adjourned meeting.
Section 9.    VOTING OF SHARES OF CERTAIN HOLDERS. Any Shares registered in the name of a corporation, partnership, limited liability company, trust or other entity, if entitled to be voted, may be voted by the president, a vice president, a general partner, manager or trustee thereof, as the case may be, or by a proxy appointed by any of the foregoing individuals, unless some other person, who has been appointed to vote such Shares pursuant to a bylaw or a resolution of the governing board of such corporation or other entity or an agreement of the partners of the partnership or by the manager of the limited liability company, presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such Shares. Any trustee or other fiduciary may vote Shares registered in his or her name as such fiduciary, either in person or by proxy.

Shares of the Company directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding Shares entitled to be voted at any given time, unless they are held by the Company in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding Shares at any given time.
The Board may adopt by resolution a procedure by which a Stockholder may certify in writing to the Company that any Shares registered in the name of the Stockholder are held for the account of a specified person other than the Stockholder. The resolution shall set forth: the class of Stockholders who may make the certification; the purpose for which the certification may be made; the form of certification and the information to be contained in it; and any other provisions with respect to the procedure which the Directors consider necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the Stockholder of record of the specified Shares in place of the Stockholder who makes the certification.
Section 10.    INSPECTORS OF ELECTION.
(a)    In advance of any meeting of Stockholders, the Board may appoint inspectors of election to act at each meeting of Stockholders and any adjournment thereof. If inspectors of election are not so appointed, the chairman of the meeting may appoint one or more inspectors of election at the meeting. In any case, if any person appointed as an inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person acting as chairman.
(b)    Except as otherwise provided by the chairman of the meeting, the inspector(s) of election shall determine the number of outstanding Shares, the Shares represented at the meeting and the existence of a quorum, shall receive votes, ballots, or consents, shall count and tabulate all votes and shall determine the result; and in connection therewith, the inspector(s) shall determine the authority, validity and effect of proxies, hear and determine all challenges and questions, and do such other ministerial acts as may be proper to fairly conduct the election or vote. If there is more than one inspector, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. If no inspectors of election are appointed, the secretary of the Company shall pass upon all questions and shall have all other duties specified in this Section 10. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
(c)    Upon request of the chairman of the meeting or any Stockholder or his or her proxy, the inspector(s) of election shall make a report in writing of any challenge or question or other matter determined by him and shall execute a certificate of any fact found in connection therewith. Any such report or certificate shall be filed with the record of the meeting.
Section 11.    REPORTS TO STOCKHOLDERS. The Board, through the chairman of the Board, chief executive officer or president, shall submit to the Stockholders at or before the annual meeting of Stockholders a report of the business and operations of the Company during such fiscal year, containing a balance sheet and a statement of operations of the Company and such further information as the Board may determine is required pursuant to any law or regulation to which the Company is subject or is deemed desirable. Within the earlier of twenty (20) days after the annual meeting of Stockholders, the Board shall place the annual report on file at the principal executive offices of the Company and with any governmental agencies as may be required by law and as the Board may deem appropriate.
Section 12.    LIST OF STOCKHOLDERS ENTITLED TO VOTE. The secretary of the Company shall make, at least ten (10) days before every meeting of Stockholders, a complete list of the

Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of Shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Stockholder who is present.
Section 13.    ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of Stockholders may be taken without a meeting if a unanimous consent in writing or by electronic transmission, setting forth such action, is signed by each Stockholder entitled to vote on the matter, and such consent is filed with the minutes of proceedings of the Stockholders.
Section 14.    NOMINATIONS AND STOCKHOLDER BUSINESS.
(a)    Annual Meetings of Stockholders.
(1)    Nominations of persons for election to the Board and the proposal of business to be considered by the Stockholders may be made at an annual meeting of Stockholders: (A) pursuant to the Company’s notice of meeting; (B) by or at the direction of the Board; or (C) by any Stockholder of the Company who was a Stockholder of record at the time of giving of notice provided for in this Section 14(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 14(a).
(2)    For nominations or other business to be properly brought before an annual meeting by a Stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 14, the Stockholder must have given timely notice thereof in writing to the secretary of the Company. To be timely, a Stockholder’s notice shall be delivered to the secretary at the principal executive offices of the Company not earlier than the 150th day nor later than 5:00 p.m., Central Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 14(d)(3) of this Article II) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the Stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Central Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a Stockholder’s notice as described above.
(3)    Such Stockholder’s notice shall set forth:
(i)     as to each person whom the Stockholder proposes to nominate for election or reelection as a Director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that is required to be disclosed in solicitations of proxies for election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or is otherwise required in connection with such solicitation, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected);

(ii)     as to any other business that the Stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the Stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such Stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the Stockholder or the Stockholder Associated Person therefrom;
(iii)     as to the Stockholder giving the any Proposed Nominee and any Stockholder Associated Person,
(A)    the class, series and number of all shares of stock or other securities of the Company or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such Stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,
(B)    the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such Stockholder, Proposed Nominee or Stockholder Associated Person,
(C)    whether and the extent to which such Stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of (x) Company Securities or (y) any security of any entity that was listed in the Peer Group in the Stock Performance Graph in the most recent annual report to security holders of the Company (a “Peer Group Company”) for such Stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such Stockholder, Proposed Nominee or Stockholder Associated Person in the Company or any affiliate thereof (or, as applicable, in any Peer Group Company) disproportionately to such person’s economic interest in the Company Securities (or, as applicable, in any Peer Group Company) and
(D)    any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Company), by security holdings or otherwise, of such Stockholder, Proposed Nominee or Stockholder Associated Person, in the Company or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such Stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
(iv)    as to the Stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 14(a) and any Proposed Nominee,
(A)    the name and address of such Stockholder, as they appear on the Company’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee and

(B)    the investment strategy or objective, if any, of such Stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such Stockholder and each such Stockholder Associated Person;
(v)    the name and address of any person who contacted or was contacted by the Stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal prior to the date of such Stockholder’s notice; and
(vi)    to the extent known by the Stockholder giving the notice, the name and address of any other Stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such Stockholder’s notice.
(4)    Such Stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Company in connection with service or action as a Director that has not been disclosed to the Company and (b) will serve as a Director of the Company if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Company, upon request, to the Stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Company are listed or over-the-counter market on which any securities of the Company are traded).
(5)    Notwithstanding anything in this subsection (a) of this Section 14 to the contrary, in the event that the number of Directors to be elected to the Board is increased, and there is no public announcement of such action at least one hundred and thirty (130) days prior to the first anniversary of the date of the proxy statement (as defined in Section 14(d)(3) of this Article II) for the preceding year’s annual meeting, a Stockholder’s notice required by this Section 14(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Company not later than 5:00 p.m., Central Time, on the tenth (10th) day following the day on which such public announcement is first made by the Company.
(6)    For purposes of this Section 14, “Stockholder Associated Person” of any Stockholder shall mean (i) any person acting in concert with such Stockholder, (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such Stockholder (other than a Stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Stockholder or such Stockholder Associated Person.
(b)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of Stockholders at which Directors are to be elected: (i) pursuant to the Company’s notice of meeting; (ii) by or at the direction of the Board; (iii) by a Stockholder that has requested that a special meeting be called for the purpose of electing Directors in compliance with Section 2 of this Article II and that has supplied the information required by Section 2 of this Article II about each individual whom the Stockholder proposes to nominate for election of Directors or (iv) provided that the special meeting has been called in accordance with Section 2 of this Article II for the purpose of electing Directors, by any Stockholder of the Company who is a Stockholder of record at the time of giving of notice provided for in this Section 14, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 14. In the event the Company calls for a special meeting of Stockholders for the purpose of electing one or more Directors to the Board, any such Stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Company’s notice of meeting, if the Stockholder’s notice, containing the information required by paragraphs (a)(3) and (4) of this Section 14, shall be delivered to the secretary at the principal executive offices of the Company not earlier than the one hundred and twentieth (120th) day prior to such special meeting and not later than the 5:00 p.m., Central Time on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a Stockholder’s notice as described above
(c)    Access to Records. Any Stockholder and any designated representative thereof shall be permitted access to all records of the Company at all reasonable times, and may inspect and copy any of them for purposes specified below. Inspection of the Company’s books and records by a state securities administrator shall be provided upon reasonable notice and during normal business hours at the principal executive offices of the Company. In addition, an alphabetical list of names, addresses and business telephone numbers of the Stockholders of the Company along with the number of Shares held by each of them (the “Stockholder List”) shall be maintained and updated quarterly as part of the books and records of the Company and shall be available for inspection by any Stockholder or the Stockholder’s designated agent at the principal executive offices of the Company upon the request of the Stockholder. A copy of the Stockholder List shall be mailed to any Stockholder requesting the Stockholder List within ten (10) days of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Company may impose a reasonable charge for expenses incurred in reproducing such list. The permitted purposes for which a Stockholder may request a copy of the Stockholder List include, without limitation, matters relating to Stockholders’ voting rights under these Bylaws or the Amended Articles and the exercise of Stockholders’ rights under federal proxy laws and regulations. If the Directors neglect or refuse to exhibit, produce or mail a copy of the Stockholder List as requested in accordance with and as required by applicable law, these Bylaws or the Amended Articles, the Directors shall be liable to any Stockholder requesting the Stockholder List, for the costs, including reasonable attorneys’ fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect. It shall be a defense to such liability that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling such Stockholder List or copies thereof, or of using the same for a commercial purpose or other purpose not in the interest of the applicant as a Stockholder relative to the affairs of the Company. The Company may require the Stockholder requesting the Stockholder List to represent that the Stockholder List is not requested for a commercial purpose unrelated to the Stockholder’s interest in the Company. The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition to, and shall not in any way limit, other remedies available to Stockholders under federal law, or the laws of any state.
(d)    General.

(1)    If information submitted pursuant to this Section 14 by any Stockholder proposing a nominee for election as a Director or any proposal for other business at a meeting of Stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 14. Any such Stockholder shall notify the Company of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary or the Board, any such Stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board or any authorized officer of the Company, to demonstrate the accuracy of any information submitted by the Stockholder pursuant to this Section 14, and (B) a written update of any information (including, if requested by the Company, written confirmation by such Stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the Stockholder pursuant to this Section 14 as of an earlier date. If a Stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 14.
(2)    Only such persons who are nominated in accordance with the procedures set forth in this Section 14 shall be eligible to serve as Directors, and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with this Section 14. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 14 and, if any proposed nomination or business is not in compliance with this Section 14, to declare that such defective nomination or proposal be disregarded.
(3)    For purposes of this Section 14, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure in a press release prepared by or on behalf of the Company and reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
(3)    Notwithstanding the foregoing provisions of this Section 14, a Stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 14. Nothing in this Section 14 shall be deemed to affect any rights of Stockholders to request inclusion of proposals in any of the Company’s proxy statements pursuant to Rule 14a-8 under the Exchange Act. Nothing in this Section 14 shall require disclosure of revocable proxies received by the Stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such Stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.
ARTICLE III
DIRECTORS
Section 1.    GENERAL POWERS. The business and affairs of the Company shall be managed by the officers of the Company under the direction of the Board. . In case of failure to elect Directors at the designated time, the Directors holding over shall continue to manage the business and affairs of the Company until their successors are elected and qualify.

Section 2.    NUMBER, TENURE AND QUALIFICATIONS. The number of Directors of the Company shall never be less than three (3), nor more than fifteen (15), a majority of which shall at all times be Independent Directors. For purposes of these Bylaws, a Director shall be deemed to be an Independent Director if he or she meets the requirements for director independence under Section 303A.02 of the New York Stock Exchange Listed Company Manual, or any successor provision of the rules and regulations of the New York Stock Exchange applicable to listed companies regarding director independence, each as it may be amended from time to time. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board may increase or decrease the number of Directors. The tenure of office of a Director shall not be affected by any decrease in the number of Directors. Each Director will be elected for a one year term and will hold office for the term for which he or she is elected and until his or her successor is duly elected and qualified.
Section 3.    RESIGNATIONS AND REMOVAL. Any Director may resign at any time by giving notice to the Board or to the chief executive officer or president in writing or by electronic transmission. Unless otherwise restricted by the Amended Articles or by law, any Director may be removed, either with or without cause, at any meeting of Stockholders by the affirmative vote of a majority of all the votes entitled to be cast generally for the election of Directors.
Section 4.    MEETINGS. An annual meeting of the Board shall be held immediately after and at the same place as the annual meeting of Stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board. The Board may provide, by resolution, the time and place of regular meetings of the Board without other notice than such resolution.
Special meetings of the Board may be called by or at the request of the chairman of the Board, chief executive officer, president, a majority of the Directors or a majority of the Independent Directors. The person or persons authorized to call meetings of the Board may fix any place as the place for holding any special meeting of the Board called by them. Meetings of the Board may be held within or without the State of Maryland.
Section 5.    BUSINESS OF MEETINGS. Except as otherwise expressly provided in these Bylaws, any and all business may be transacted at any meeting of the Board that has been duly called and convened.
Section 6.    NOTICE OF MEETINGS. Notice of any special meeting shall be given to each Director at his or her principal place of business or residence address unless the requirement of notice is waived in writing, prior to or at the time of the meeting, by the Director entitled to notice of the meeting. Notice of special meetings shall be delivered personally or by telephone, facsimile transmission, electronic mail, United States mail or overnight courier. Notice by personal delivery, by telephone, facsimile transmission or electronic mail shall be given at least two days prior to the date of the meeting. Notice by United States mail shall be given at least five days prior to the date of the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by overnight courier shall be given at least two days prior to the date of the meeting and shall be deemed to be given when presented to the overnight courier properly addressed for delivery to the Director. Telephone notice shall be deemed to be given when the Director is personally given such notice in a telephone call to which he or she is a party. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the notice to the number provided to the Company by the Director and printing of a transmission confirmation from the facsimile machine. Electronic mail notice shall be deemed given upon completion of the transmission of the notice to the electronic mail address provided to the Company by the Director and receipt of an electronic mail return receipt delivery confirmation. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board need be stated in the notice, unless specifically required by statute or these Bylaws.
Section 7.    ATTENDANCE BY TELEPHONE. Directors may participate in meetings of the Board by means of conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear and speak to one another at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 8.    QUORUM AND MANNER OF ACTING; ADJOURNMENT. Subject to the following sentence, a majority of the Directors shall constitute a quorum for the transaction of business at any meeting of the Board and the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board, unless the concurrence of a greater proportion is required for such action by applicable law or the Amended Articles. If less than a majority of such Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Amended Articles or these Bylaws, the vote of a majority of Independent Directors is required for action, a quorum must also include a majority of such group.
The Directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Directors to leave fewer than required to establish a quorum.
Section 9.    ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all of the Directors consent to the action in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board.
Section 10.    FILLING OF VACANCIES. If for any reason any or all the Directors cease to be Directors, such event shall not terminate the Company or affect these Bylaws or the powers of the remaining Directors hereunder (even if fewer than three Directors remain). If a vacancy in the Board shall occur (whether arising because of death, resignation or incapacity of a Director) the vacancy shall be filled by a majority of the remaining Directors, at any regular meeting or special meeting called for that purpose, even though less than a quorum of the Board may exist. Any individual so elected as Director shall serve for the remainder of the full term of directorship in which the vacancy occurred. Any vacancy in the number of Directors created as a result of an increase in the number of Directors shall be filled by a majority of the Directors. Any individual so elected as Director shall serve until the next annual meeting of Stockholders. Any vacancy in the number of Directors resulting from the removal of a Director by the Stockholders shall be filled by a majority vote of the Stockholders. Any individual so elected as Director shall serve for the remainder of the full term of directorship in which the vacancy occurred.
Section 11.    COMPENSATION OF DIRECTORS. The Board shall have the authority to fix the compensation of Directors, unless otherwise provided in the Amended Articles or unless such authority has been delegated to the Corporate Governance and Nominating Committee of the Board.
Section 12.    PRESIDING OFFICER. The presiding officer at any meeting of the Board shall be the chairman of the Board, or in his or her absence, any other Director elected chairman of the meeting by vote of a majority of the Directors present at the meeting.

Section 13.    COMMITTEES. The Board will designate an Audit Committee consisting of at least three (3) Independent Directors. The Audit Committee shall govern itself in accordance with the terms of a charter which it shall adopt.
The Board may establish an Executive Committee consisting of one or more Directors. The Executive Committee, to the extent provided by the Board and otherwise permitted by law, shall have and exercise all of the authority of the Board in the management of the Company, including making decisions regarding property acquisitions, leasing, property dispositions, litigation management, personnel policies and any other aspects of the day-to-day business of the Company. Such Executive Committee shall keep minutes of its proceedings and report the same to the Board when required. The Board may discharge or change the composition of the Executive Committee at any time in its sole discretion.
The Board may establish an Executive Compensation Committee consisting of at least three (3) Independent Directors, to establish compensation policies and programs for the Company’s executive officers. The Executive Compensation Committee will exercise all powers of the Board in connection with establishing and implementing compensation matters, including incentive compensation and benefit plans, for the Company’s executive officers.
The Board may establish such other committees as the Directors deem appropriate and appoint the members thereof. Except as otherwise provided in a charter adopted by a duly established committee of the Board, service on such committees shall be at the pleasure of the Board, which may by a majority vote taken in accordance with these Bylaws, increase or decrease committee membership, remove a committee member and appoint members to fill vacancies in a committee. Any committee of the Board shall make such reports as required by the Board available to the entire Board for review and any necessary action by the Board.
Nothing in this Section 13 shall be construed as precluding the Board or officers from appointing such other committees as they deem necessary and proper, to aid in the management and operation of the Company’s business.
The Board of Directors may delegate to committees appointed under this Section 13 any of the powers of the Board, except as prohibited by law. Except as may be otherwise provided by the Board, any committee may delegate some or all of its power and authority to one or more subcommittees, composed of one or more Directors, as the committee deems appropriate in its sole and absolute discretion.
Section 14.    RELIANCE. Each Director, officer, employee and agent of the Company shall, in the performance of his or her duties with respect to the Company, be fully justified and protected with regard to any act or failure to act in reliance upon the books of account or other records of the Company, upon an opinion of counsel or upon reports made to the Company by any of its officers or employees, accountants, appraisers or other experts or consultants selected by the Board or officers of the Company, regardless of whether such counsel or expert may also be a Director.
Section 15.    RATIFICATION. The Board or the Stockholders may ratify any action or inaction by the Company or its officers to the extent that the Board or the Stockholders could have originally authorized the matter, and if so ratified, shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the Company and its Stockholders. Any action or inaction questioned in any Stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Director, officer or Stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board or by the Stockholders, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.
Section 16.    EMERGENCY PROVISIONS. Notwithstanding any other provision in the Amended Articles or these Bylaws, this Section 16 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board, (i) a meeting of the Board or a committee thereof may be called by any Director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board during such an Emergency may be given less than 24 hours prior to the meeting to as many Directors and by such means as may be feasible at the time, including publication, television or radio; and (iii) the number of Directors necessary to constitute a quorum shall be one-third of the entire Board.
Article IV
OFFICERS
Section 1.    NUMBER. The officers of the Company shall include a president, a secretary and a treasurer and may include a chief executive officer, a chief operating officer, a chief financial officer, one or more vice presidents (the number thereof to be determined by the Board), one or more assistant secretaries (the number thereof to be determined by the Board) and one or more assistant treasurers (the number thereof to be determined by the Board). In addition, the Board may from time to time appoint such other officers with such powers and duties as the Board shall deem necessary, appropriate or advisable. Any two or more offices except president and vice president may be held by the same person.
Section 2.    ELECTION AND TERM OF OFFICE. The officers of the Company shall be elected by the Board at their first meeting and thereafter at any subsequent meeting and shall hold their offices for such term as determined by the Board. Each officer shall hold office until his or her successor is duly elected and qualified, or until his or her death or disability, or until he or she resigns or is removed from his or her duties in the manner hereinafter provided. Election of an officer or agent shall not of itself create contract rights between the Company and such officer or agent.
Section 3.    REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the Directors then in office, at any meeting of the Board. Any officer may resign at any time by giving written notice to the Board. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein.
Section 4.    VACANCIES. A vacancy in any office because of death, resignation or removal or any other cause may be filled by the Board for the remainder of the term.
Section 5.    CHIEF EXECUTIVE OFFICER. The Board may designate a chief executive officer. In the absence of such designation, the president shall be the chief executive officer of the Company. The chief executive officer shall have general responsibility for implementing the Company’s policies, as determined by the Board.
Section 6.    CHIEF OPERATING OFFICER. The Board may designate a chief operating officer. In the absence of such designation, the president shall be the chief operating officer of the Company. The chief operating officer shall have the responsibilities and duties as set forth by the Board or the chief executive officer.
Section 7.    CHIEF FINANCIAL OFFICER. The Board may designate a chief financial officer. In the absence of such designation, the treasurer shall be the chief financial officer of the Company. The chief financial officer shall have the responsibilities and duties as set forth by the Board or the chief executive officer.
Section 8.    PRESIDENT. In the absence of a chief executive officer, the president shall be in charge of the business of the Company subject to the direction and control of the Board; shall see that the resolutions and directions of the Board or its committees are carried into effect, except in those instances in which that responsibility is specifically assigned to some other person by the Board; and in general, shall discharge all duties incident to the office of president and such other duties as may be prescribed by the Board from time to time. The president may execute for the Company, certificates for its Shares, and any contracts, deeds, mortgages, bonds or other instruments which the Board has authorized to be executed, and he or she may accomplish such execution either under or without the seal of the Company, or either individually or with the secretary, any assistant secretary or any other officer thereunto authorized by the Board, according to the requirements of the form of the instrument. The president may vote all securities which the Company is entitled to vote, except as and to the extent such authority shall be vested in a different officer or agent of the Company by the Board. The president shall fix the compensation of all employees of the Company other than the Company’s executive officers (which shall be set as provided in Section 13 of Article III of these Bylaws). Some or all of the duties of the president may be delegated to the chief operating officer, if one exists.
Section 9.    VICE PRESIDENT. The vice president (or in the event there be more than one vice president, each of the vice presidents), if one shall be elected, shall assist the president in the discharge of his or her duties, as the president may direct, and shall perform such other duties as from time to time may be assigned to him or her by the president or by the Board. In the absence of the president or in the event of his or her inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the Board, or in the absence of any designation, then in the order of seniority of tenure as vice president) shall perform the duties of the president, and when so acting, shall have the powers of and be subject to all the restrictions upon the president. The vice president (or each of them if there are more than one) may execute for the Company, certificates for its Shares and any contracts, deeds, mortgages, bonds or other instruments which the Board has authorized to be executed, and he or she may accomplish such execution either under or without the seal of the Company, and either individually or with the secretary, any assistant secretary or any other officer thereunto authorized by the Board, according to the requirements of the form of the instrument or applicable law. If there is more than one vice president, the president may identify the seniority of the vice presidents with designations as follows, the first having the highest seniority and seniority declining in order as named: executive vice president; vice president; and assistant vice president.
Section 10.    TREASURER. The treasurer shall: (i) have charge of and be responsible for the maintenance of the adequate books and records for the Company; (ii) have charge and custody of all funds and securities of the Company, and be responsible therefor and for the receipt and disbursement thereof; and (iii) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the Board. If required by the Board, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board may determine. In the absence of a designation of a chief financial officer by the Board, the treasurer shall be the chief financial officer of the Company.

Section 11.    SECRETARY. The secretary shall: (i) record the minutes of the Stockholders and of the Board’ meetings in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate books and records and of the seal of the Company; (iv) keep a register of the post-office address of each Stockholder which shall be furnished to the secretary by such Stockholder; (v) sign with the chairman of the Board, or the president or a vice president or any other officer thereunto authorized by the Board, certificates for the Shares, the issue of which shall have been authorized by the Board, and any contracts, deeds, mortgages, bonds or other instruments which the Board has authorized to be executed, according to the requirements of the form of the instrument or applicable law, except when a different mode of execution is expressly prescribed by the Board or these Bylaws; (vi) have general charge of the stock transfer books of the Company; and (vii) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the Board.
Section 12.    ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the Board. When the secretary is unavailable, any assistant secretary may sign with the president, or a vice president, or any other officer thereunto authorized by the Board, any contracts, deeds, mortgages, bonds or other instruments according to the requirements of the form of the instrument or applicable law, except when a different mode of execution is expressly prescribed by the Board or these Bylaws. The assistant treasurers shall if required by the Board, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board shall determine.
Section 13.    SALARIES. The salaries and other compensation of the executive officers shall be fixed from time to time by the Board (or an appropriately designated committee of the Board) and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a Director of the Company.
Article V
CONTRACTS, LOANS, CHECKS AND DEPOSITS
Section 1.    CONTRACTS. Subject to Article III, Section 8, the Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company and such authority may be general or confined to specific instances. The foregoing sentence shall in no way be deemed to limit the authority of the president or the Executive Committee in the same.
Section 2.    LOANS. No loans in excess of ten million dollars shall be contracted on behalf of the Company and no evidences of indebtedness in excess of ten million dollars shall be issued in its name, unless authorized by a resolution of the Board (which may be general or confined to specific instances). Loans for less than ten million dollars may be contracted for on behalf of the Company by a resolution of the Board or by the president or the Executive Committee.
Section 3.    CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or officers or agent or agents of the Company and in such manner as shall from time to time be determined by resolution of the Board or by the president or the Executive Committee.

Section 4.    DEPOSITS. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositaries as the Board or the president or the Executive Committee may select.
Article VI
CERTIFICATES OF STOCK AND THEIR TRANSFER
Section 1.    CERTIFICATES OF STOCK. Shares of the capital stock of the Company may be certificated or uncertificated, as provided under Maryland law. Except as may be otherwise provided by the Board, Stockholders are not entitled to certificates representing the Shares held by them. In the event that the Company issues shares of stock represented by certificates, each certificate shall bear the Company seal and shall be signed by the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary. The Company seal and the signatures by Company officers may be facsimiles if the certificate is manually countersigned by an authorized person on behalf of a transfer agent or registrar other than the Company or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on the certificate shall have ceased to be an officer, transfer agent or registrar before the certificate is issued, it may be issued by the Company with the same effect as if the officer, transfer agent or registrar were the officer, transfer agent or registrar at the time of its issue. Every certificate for Shares of stock which are subject to any restriction on transfer and every certificate issued when the Company is authorized to issue more than one class or series of stock shall contain a legend with respect thereto as is required by law. The Company shall be permitted to issue fractional Shares.
Section 2.    TRANSFERS. Upon surrender to the Company or the transfer agent of the Company of a certificate for Shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Company shall issue a new certificate or evidence of the issuance of uncertificated Shares to the Stockholder entitled thereto, cancel the old certificate and record the transaction upon the Company’s books. Upon the surrender of any certificate for transfer of stock, the certificate shall at once be conspicuously marked on its face “Cancelled” and filed with the permanent stock records of the Company. Upon the receipt of proper transfer instructions from the registered owner of uncertificated Shares, the uncertificated Shares shall be cancelled and new equivalent uncertificated Shares or certificated Shares shall be issued to the Stockholder entitled thereto and the transaction shall be recorded upon the Company’s books. If the Company has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.
Section 3.    TRANSFER AGENTS AND REGISTRARS. The Board may appoint one or more transfer agents or registrar of the Shares.
Section 4.    STOCKHOLDERS’ ADDRESSES. Every Stockholder or transferee shall furnish the secretary of the Company or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to such Stockholder or transferee, and in default thereof, such Stockholder or transferee shall not be entitled to service or mailing of any such notice.
Section 5.    LOST CERTIFICATES. In the event a certificate for Shares is lost, stolen or destroyed, the Board, in its discretion, or any transfer agent duly authorized by the Board in its discretion, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed. The Company may require the owner of the lost, stolen or destroyed certificate or his or her legal representative to give the Company a bond sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertified Shares.
Section 6.    DISTRIBUTIONS TO STOCKHOLDERS.
(a)    To the extent permitted by Maryland Law, and subject to any restrictions contained in the Amended Articles, the Directors may declare and pay dividends upon the Shares in the manner and upon the terms and conditions provided by Maryland Law and the Amended Articles.
(b)    Before payment of any dividends, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board may from time to time, in its absolute discretion, a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Company or for such other purpose as the Board shall determine to be in the best interest of the Company, and the Board may modify or abolish any such reserve in the manner in which it was created.
Section 7.    REPURCHASE OF SHARES ON OPEN MARKET. The Company may purchase its Shares on the open market and invest its assets in its own Shares, provided that in each case the Board shall have consented to such action.
Article VII
INDEMNIFICATION AND INSURANCE
Section 1.    INDEMNIFICATION. To the maximum extent permitted by Maryland Law in effect from time to time, the Company shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Director or officer of the Company and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a Director or officer of the Company and at the request of the Company, serves or has served as a Director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity (each an “Indemnified Party”). The rights to indemnification and advance of expenses provided by these Bylaws shall vest immediately upon election of a Director or officer. The Company may, with the approval of the Board, provide such indemnification and advance for expenses to an individual who served a predecessor of the Company in any of the capacities described in (i) or (ii) above and to any employee or agent of the Company or a predecessor of the Company. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any Indemnified Party may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.
Neither the amendment nor repeal of this Article VII, nor the adoption or amendment of any other provision of the Bylaws or the Amended Articles inconsistent with this Article VII, shall apply to or affect in any respect the applicability of the preceding paragraphs with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
Section 2.    INDEMNIFICATION INSURANCE. The Company shall have the power to purchase and maintain insurance on behalf of an Indemnified Party against any liability asserted which was incurred in any such capacity with the Company, or arising out of such status. Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws.
Article VIII
SEAL
Section 1.    SEAL. The Board may authorize the adoption of a seal by the Company. The seal shall have inscribed thereon the name of the Company and the year of its organization. The Board may authorize one or more duplicate seals and provide for the custody thereof.
Section 2.    AFFIXING SEAL. Whenever the Company is required to place its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Company.
Article IX
AMENDMENTS
Unless otherwise provided in the Amended Articles, these Bylaws may be altered, amended or repealed and new Bylaws, not inconsistent with the Amended Articles or the laws of the State of Maryland or other applicable law, may be adopted at any properly constituted meeting of the Board by a majority vote of the Directors present at the meeting, except that in the case of a matter which requires greater than a majority vote of the Directors, any amendment with respect to such matter must be approved by a vote of Directors equal to or greater than the number of votes required under these Bylaws to effectuate the matter in question; provided, further, that no Bylaw adopted by the Stockholders may be altered, amended or repealed by the Board if these Bylaws so restrict alteration, amendment or repeal of these Bylaws adopted by the Stockholders.
Article X
EXCLUSIVE FORUM FOR CERTAIN LITIGATION

Unless the Company consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of any duty owed by any Director or officer or other employee of the Company to the Company or to the Stockholders, (c) any action asserting a claim against the Company or any Director or officer or other employee of the Company arising pursuant to any provision of Maryland Law, the Amended Articles or these Bylaws, or (d) any action asserting a claim against the Company or any Director or officer or other employee of the Company that is governed by the internal affairs doctrine.